Exhibit 5.1

ERWIN THOMPSON FAILLERS

241 RIDGE STREET, SUITE 210	OFFICE (775) 786-9494
RENO, NEVADA 89501	DIRECT (775) 825-4300
THOMAS P. ERWIN	FAX (775) 786-1180

FRANK W. THOMPSON	jfaillers@renolaw.com
JEFF N. FAILLERS	renolaw.com

July 15, 2022
Board of Directors
Dakota Gold Corp.
1588-609 Granville Street
Vancouver, BC V7Y 1G5

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Dakota Gold Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 15, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), to which this letter is attached as an exhibit.

The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of up to an aggregate amount of $250,000,000 of: (i) shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock”); (ii) warrants to purchase Common Stock (the “Warrants”); and (iii) units consisting of any combination of the foregoing securities (the “Units”). The Common Stock, Warrants, and Units are referred to herein each as a “Security” and collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any prospectus supplements, and pursuant to Rule 415 for up to an aggregate amount of $250,000,000.

The Warrants will be issued under one or more warrant agreements (each a “Warrant Agreement”) between the Company and a counterparty or counterparty identified therein or a financial institution identified therein as the warrant agent (each a “Counterparty”). The Units may be issued under one or more-unit agreements (each a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

In connection with this letter, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies, only of the following: (1) the Articles of Incorporation of the Company, as amended to date; (2) the Amended and Restated Bylaws of the Company, as amended to date; (3) the Registration Statement; and (4) the resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Dakota Gold Corp.

Registration Statement on Form S-3

July 15, 2022

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to various questions of fact material to this opinion which were not independently established or verified by us, we have relied upon representations or certificates of officers and other representatives of the Company and others whom we have further assumed were authorized to make such statements and representations.

We have also assumed that (i) at the time of execution, issuance, and delivery of the Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (ii) at the time of execution, issuance, and delivery of any Units, the related Unit Agreement (if any) will be the valid and legally binding obligation of the applicable Unit Counterparty.

In rendering the opinions expressed herein, we have assumed further that: (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and such effectiveness will not have been terminated or rescinded; (ii) an applicable prospectus supplement will have been prepared and timely filed with the Commission describing the Securities offered thereunder; (iii) all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) there will be sufficient shares of Common Stock authorized under the Articles of Incorporation of the Company as in effect at the time of the offering of Securities and not otherwise reserved for other issuance; (vi) the consideration for the Common Stock is not less than the par value thereof, and (vii) with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.                   With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Common Stock is issued upon exercise of Warrants, in accordance with the applicable Warrant Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

Dakota Gold Corp.

Registration Statement on Form S-3

July 15, 2022

2.                   With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Warrant Agreement, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.                   With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Unit Agreement, and (3) the issuance and terms of the Securities that are a component part of the Units, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement (if any) and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 2 and 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the law of the State of Nevada and the federal law of the United States. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Erwin Thompson Faillers

Erwin Thompson Faillers